Exhibit 10.2

                                PROMISSORY NOTE

Principal  amount:  $700,000.00

Date  November  13,  2002

FOR VALUE RECEIVED, Paving Stone Corporation (the Company), a Nevada corporation, hereby Promises, to pay to the order of Jack Hight or his assignee, the sum of seven hundred Thousand dollars ($700,000.00).

Full  payment  including  unpaid  interest  will  be  due  January  31,  2004.

Interest will be payable semi-annually and will accrue at an annual rate of 10%, beginning on the date of funding.

The Company will reimburse all fees and expenses of Jack Hight in connection with this funding up to $2500.

All payments hereunder shall be made by Paving Stone Corporation to Jack Hight or his assignee at the following address: 369 South Lake Drive, Palm Bch., Fl. 33480.
All  notices  to  Paving Stone Corporation Shall be sent to its headquarters, at the
Following  address:  1760  N.W.  22  Court,  Pompano  Beach,  Florida  33069

Paving Stone Corporation agrees to secure this note with collateral, including common stock or other assets of the company.

Paving Stone Corporation agrees to remain fully bound until this note shall be fully paid.
No modification or indulgence by the holder hereof shall be binding unless in writing.
Any indulgence on any one occasion shall not be an indulgence for any other or future
Occasion.

Jack Hight, at his sole discretion, may convert this note into a bridge financing instrument currently being prepared by the company. Such instrument will be available in draft form within 5 business days.

It is agreed by both parties that by executing this note, the Promissory Note for $200,000 dated September 5, 2002 payable by Paving Stone Corporation to Jack Hight is hereby null and void.

Agreed to and executed by the President of Paving Stone Corporation, with binding
Authority,  on  behalf  of  Paving  Stone Corporation, this 13th day of November
2002.

/s/  Maurice  Sigouin
---------------------                    ------------------------------------
Maurice  Sigouin  (sign)                                 (print)

/s/  Jack  Hight
----------------                         ------------------------------------
Jack  Hight  (sign)                                      (print)